UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive, Goleta, CA		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer; Resignation of Interim Chief Financial Officer

On March 1, 2022, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Kristin A. Caltrider to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective March 21, 2022. Ms. Caltrider will succeed Michael Sergesketter, interim Executive Vice President, Chief Financial Officer and Treasurer, who, on March 2, 2022, tendered his resignation as an officer of the Company effective upon the date Ms. Caltrider commences employment. Mr. Sergesketter will provide transition services pursuant to the terms of his existing offer letter with the Company through no later than June 24, 2022.

Most recently, Ms. Caltrider, 54, served as the Vice President of Finance at Quidel Corporation, a manufacturer of medical diagnostic products, since June 2014. Prior to her time as Vice President of Finance, Ms. Caltrider held various other roles at Quidel Corporation from May 2007 to June 2014, including Vice President of Financial Planning and Analysis, Senior Director of Financial Planning and Analysis, and Director of Financial Planning and Analysis. Prior to Quidel, Ms. Caltrider served as a Director of Finance at Life Technologies Corporation, a biotechnology company, from September 2003 to May 2007. Ms. Caltrider holds a M.B.A. from University of San Diego and a Bachelor of Arts in Business Administration from California Lutheran University.

Chief Financial Officer Compensation Arrangements

On March 1, 2022, the Company’s Compensation Committee approved Ms. Caltrider’s employment and severance agreement, which provides for an annual base salary of $440,000, a target annual bonus opportunity of 60% of her base salary, and a cash sign-on bonus of $300,000. If, prior to the 2-year anniversary of the effective date of the employment agreement, Ms. Caltrider’s employment is terminated by the Company for “cause” or she resigns without “good reason” (as such terms are defined in the employment and severance agreement), she must repay to the Company a pro-rata portion of the sign-on bonus within 30 days of such termination or resignation.

The employment and severance agreement also provides for an equity award of restricted stock units (“RSUs”) covering 34,081 shares of the Company’s common stock, which had an approximate grant value of $1,200,000 based on the time of determination of the award (the “New Hire RSU Award”). Subject to Ms. Caltrider’s continued service with the Company, one-third of the New Hire RSU Award will vest after approximately one year, and the remaining two-thirds of the New Hire RSU Award will vest in equal annual installments over the next two years.

The employment and severance agreement also provides that beginning in 2023, Ms. Caltrider will be eligible for annual Company equity awards with an expected grant date value of $800,000, on the terms and conditions approved by the Board or the Compensation Committee.

Ms. Caltrider’s employment and severance agreement also provides that if her employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or she resigns for good reason outside of the period beginning 3 months before a change of control (as defined in the employment agreement) and ending 12 months after a change of control (the “Change of Control Period”), she will be eligible to receive the following severance benefits:

•	continued payment of her base salary for a period of 12 months following her termination date (each a “Severance Payment”); and
•

for the period of time permitted under the Consolidated Omnibus Budget Reconciliation Act of 1986 following her termination date, she and her eligible dependents will only be required to pay the portion of the costs of medical benefits as she was required to pay as of the date of her termination, or she will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law (the “COBRA Benefits”).

Under the employment and severance agreement, if, during the Change of Control Period, Ms. Caltrider’s employment is terminated by the Company without cause (excluding by reason of death or disability) or she resigns for good reason, she will be eligible to receive the Severance Payments for a period of 24 months following her termination and the COBRA Benefits.

Ms. Caltrider’s receipt of the severance benefits described above is conditioned on her timely signing and not revoking a release of claims, resigning all positions she holds with the Company, and continuing to comply with certain covenants in the employment and severance agreement and her at-will employment, confidential information, invention assignment, and arbitration agreement with the Company.

In the event any of the amounts provided for under the employment and severance agreement or otherwise payable to Ms. Caltrider would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, she would be entitled to receive either full payment of benefits under the employment and severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her.

The summary of Ms. Caltrider’s employment and severance agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment and severance agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, the Company will enter into its standard form of indemnification agreement with Ms. Caltrider upon commencement of her employment with the Company. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.  Ms. Caltrider has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. There is no arrangement or understanding between Ms. Caltrider or any other person pursuant to which Ms. Caltrider was selected as an officer. There are no family relationships between Ms. Caltrider and any of the Company’s directors or executive officers.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2022, the Company issued a press release announcing the resignation and appointment described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Employment and Severance Agreement by and between the Company and Kristin A. Caltrider, effective March 21, 2022.
99.1	Press Release dated March 4, 2022.
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: March 4, 2022	By:	/s/ Nabil Shabshab
Nabil Shabshab Chief Executive Officer and President